CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form SB-2 of our reports dated June 10, 1997 relating to the financial statements of Solovision Optical, Inc. and Sorrento Eyewear, Inc. appearing in such Prospectus. We also consent to the references to us under the heading "Experts" in such Prospectus.

                           /s/ RACHLIN COHEN & HOLTZ
                               RACHLIN COHEN & HOLTZ

Miami, Florida
July 14, 1997